SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

SIRIUS SATELLITE RADIO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

We have directed The Bank of New York, the transfer agent for our common stock, to issue on January 9, 2006 an aggregate of 34,375,000 shares of common stock for the benefit of Howard Stern and Don Buchwald, his agent.  Pursuant to our October 2004 agreement with Stern, we agreed to deliver these shares in December 2010, or earlier if as of the end of any fiscal year we exceeded agreed upon subscriber targets. Our December 31, 2005 subscriber total exceeded the subscriber target we agreed upon with Stern in October 2004.

The shares of common stock will be issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and will be restricted securities as defined in the Securities Act. We intend to file a shelf registration statement with the SEC to register these shares for resale.

Item 7.01	Regulation FD Disclosure.

In October 2004 we disclosed that the aggregate fixed obligations under our agreement with Stern would be approximately $100 million per year commencing in 2006. The 34,375,000 shares issued to Stern and Buchwald were valued at that time at approximately $110 million and were included as part of the aggregate fixed obligations under the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS SATELLITE RADIO INC.

By:	/s/	Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: January 5, 2006